                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): FEBRUARY 16, 2004


                            LAYNE CHRISTENSEN COMPANY

               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                     33-48432                 48-0920712
        ---------------              ---------------           ---------------
(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
        Incorporation)                File Number)           Identification No.)



                          1900 Shawnee Mission Parkway
                           Mission Woods, Kansas 66205

                    (Address of Principal Executive Offices)

                              --------------------


                                 (913) 362-0510

              (Registrant's telephone number, including area code)

                              --------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.  The following Exhibits are filed with this report:
         --------

         Exhibit No.    Description
         -----------    -----------
         99             Notice to Directors and Executive Officers, dated
                        February 16, 2004.


ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

On February 13, 2004, Layne Christensen Company (the "Company") received a notice required under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 regarding a blackout period under the Layne Christensen Company Hourly 401(k) Retirement Savings Plan (the "Plan") during which Plan participants will be temporarily prevented from engaging in transactions in the Company's common stock or associated derivative securities held in their individual accounts. Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated thereunder, the Company mailed a notice to its directors and executive officers informing them that a blackout period is expected to begin during the calendar week of March 15, 2004 and end during the calendar week of March 29, 2004. A copy of the notice dated February 16, 2004 is attached hereto as Exhibit 99 and is incorporated herein by reference.

During the blackout period, Plan participants will not be able to direct or diversify investments in their individual accounts, obtain a loan, or obtain a distribution from the Plan. The reason for the blackout period is to complete the merger of the Plan into the Layne Christensen Company Capital Accumulation Plan.

During the blackout period and for a period of two years after the end of the blackout period, a security holder or other interested person may obtain from the Company, without charge, the actual start and end dates of the blackout period by calling Merrill Lynch Customer Service at (800) 229-9040.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            LAYNE CHRISTENSEN COMPANY

                            By:  /s/ A. B. Schmitt
                               -------------------------------------------------
                               Name:  Andrew B. Schmitt
                               Title: President and Chief Executive Officer

Dated:  February 17, 2004.

                                INDEX TO EXHIBITS

Exhibit No.  Description
-----------  -----------

99           Notice to Directors and Executive Officers dated February 16, 2004.


                                       3